                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------     -------------------------------------

                             Give the
                             SOCIAL SECURITY
For this type of account     number of:
------------------------------------------------
1.  An individual's account  The individual
2.  Two or more individuals  The actual owner of
    (joint account)          the account or, if
                             combined funds, the
                             first individual on
                             the account(1)
3.  Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
4. a.  The usual revocable   The grantor-
       savings trust         trustee(1)
       account (grantor is
       also trustee)
   b.  So-called trust      The actual owner(1)
       account  that is
       not a legal or
       valid trust under
       State law
5.  Sole proprietorship      The owner(3)
    account

                             Give the EMPLOYER
                             IDENTIFICATION
For this type of account     number of:
                                          ------
 6.  A valid trust, estate,  Legal entity (Do
     or pension trust        not furnish the
                             identifying number
                             of the personal
                             representative or
                             trustee unless the
                             legal entity itself
                             is not designated
                             in the account
                             title.)(4)
 7.  Corporate account       The corporation
 8.  Association, club,      The organization
     religious, charitable,
     educational or other
     tax-exempt
     organization account
 9.  Partnership account     The partnership
10.  A broker or registered  The broker or
     nominee                 nominee
11.  Account with the        The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district or prison)
     that receives
     agricultural program
     payments
------------------------------------------------
                                          ------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: if no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
How to Obtain a TIN
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:
 . An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
 . The United States or any of its agencies or instrumentalities.
 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 . A foreign government or any of its political subdivisions, agencies, or instrumentalities.
 . An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:
 . A corporation.
 . A foreign central bank of issue.
 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.
 . A real estate investment trust.
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A common trust fund operated by a bank under section 584(a).
 . A financial institution.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.